                                                                      EXHIBIT J

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 46 to the registration statement on Form N-1A (the "Registration Statement") of Smith Barney Trust II of our reports dated December 14, 2001, relating to the financial statements and financial highlights of Large Cap Growth Portfolio and Small Cap Growth Portfolio appearing in October 31, 2001 Annual Reports to Shareholders of Smith Barney Diversified Large Cap Growth Fund and Smith Barney Small Cap Growth Opportunities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Auditors" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2002

                                                                      EXHIBIT J

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 46 to the registration statement on Form N-1A (the "Registration Statement") of Smith Barney Trust II of our reports dated December 14, 2001, relating to the financial statements and financial highlights appearing in October 31, 2001 Annual Reports to Shareholders of Smith Barney Diversified Large Cap Growth Fund and Smith Barney Small Cap Growth Opportunities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Auditors" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2002